                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 ---------------

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 13, 1999

                                  MCY.com, Inc.
                 (Formerly Health Builders International, Inc.)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                    333-9809                    87-0561634
           (Commission file number) (IRS employer identification no.)

1133 Avenue of the Americas, 28rd Floor
            New York, NY                                              10036
(Address of principal executive offices)                           (Zip Code)

                                 (212) 944-6664
               (Registrants telephone number, including area code)

                       Health Builders International, Inc.
                               2077 Elderberry Way
                                Sandy, Utah 84092
                     (former name and address of registrant)

Item 4. Changes in Registrant's Certifying Accountant

         In September 1999, the Registrant's former accountants, Pritchett, Siler & Hardy, P.C. resigned as the Registrant's auditors. Pritchett, Siler & Hardy, P.C. were the auditors of the Registrant prior to its acquisition of MCY Music World, Inc. In connection therewith, Richard A. Eisner & Co., LLP, the Auditors of MCY Music World, Inc., were appointed as the auditors for the Registrant.

         There have been no disagreements between registrant and the firm of Pritchett, Siler & Hardy, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. "The report of said firm dated February 26, 1999 related to the December 31,1998 financial statements did not contain an adverse opinion."


Item 5. Other Events

         In August 1999, the Company sold an aggregate of 6,322,333 shares of its Common Stock to its investors through Gruntal & Co. at a price of $6 per share. After taking into account the shares which were sold in the August Private Offering, the Company had issued and outstanding 53,979,988 shares of Common Stock and 1,000,000 shares of Series 1 Preferred Stock. The shares of Series 1 Preferred Stock entitle the holder to 100 votes per share and do not carry any liquidation, dividend or other rights or preferences.

         On September 17, 1999 the Company amended its 1999 Incentive Stock Option Plan by increasing the authorized number of options or awards from 5,000,000 to 15,000,000 and by deleting the provision of the Plan which limited the number of Options or Awards issuable in any year to 500,000 per employee.




Item 7.  Financial statements and Exhibits.

(a)      Financial Statements of businesses acquired.

         1. Audited financial statements of MCY.Com, Inc. and subsidiaries for the period ending July 31, 1999.

         2. Audited financial statements of the Predecessor Companies of MCY.Com, Inc. for the period ending July 2, 1999.

b)       Pro Forma Financial Information

         Consolidated pro-forma financial statements as at July 31, 1999 are annexed hereto as an Exhibit.

c)       Exhibits.

                  10.0     Amended and Restated 1999 Incentive Stock Option
                           Plan.

                  16.0 Letter from Pritchett, Siler & Hardy, P.C. regarding change in accountants.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MCY.COM,INC.



                               By:
                                   -------------------------------
                                    Bernhard Fritsch, President

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The following pro forma condensed consolidated balance sheet assumes that the merger into Health Builders International, Inc. ("Health Builders") (accounted for as a recapitalization) and subsequent sale of common shares in a private placement in August 1999 occurred on July 31, 1999. The following pro forma condensed consolidated statement of operations assumes that the Datatek acquisition which occurred on July 2, 1999 had occurred on January 8, 1999. The pro forma statements are based on the historical consolidated financial statements of MCY.com, Inc. and its subsidiaries, and the historical combined financial statements of the predecessor companies acquired from Datatek, giving effect to the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The pro forma statement of operations may not be indicative of the results that actually would have occurred if the acquisition had occurred on the date indicated or that may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of MCY.com and its predecessor companies contained elsewhere herein.

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
July 31, 1999
(US Dollars)

                                                                                               Pro Forma
                                                                      Historical              Adjustments         Pro Forma
                                                                   ----------------         ----------------  ----------------
ASSETS
Current assets:
   Cash and cash equivalents                                       $      2,098,000   3)    $     35,700,000  $     37,798,000
   Sundry receivables, including refundable taxes of
      $256,000                                                              344,000                                    344,000
   Advances to officer                                                      113,000                                    113,000
   Other current assets                                                     156,000                                    156,000
                                                                   ----------------                           ----------------

        Total current assets                                              2,711,000                                 38,411,000

Equipment and software, net                                                 751,000                                    751,000

Intangible assets, net                                                   29,366,000                                 29,366,000
Other assets, including security deposit and deferred
   offering costs of $519,000 and $455,000, respectively                  1,219,000                                  1,219,000
                                                                   ----------------         ----------------  ----------------

                                                                   $     34,047,000         $     35,700,000  $     69,747,000
                                                                   ================         ================  ================

LIABILITIES
Current liabilities:
   Accounts payable, accrued expenses and sundry
      liabilities, representing total current liabilities          $      2,420,000                           $      2,420,000
                                                                   ----------------                           ----------------

Non-current liability:
Deferred income taxes                                                     1,556,000                                  1,556,000
                                                                   ----------------                           ----------------

Commitments and contingencies (Note G)

STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; 10,000,000 shares
   authorized; 1,000,000 issued and outstanding                               1,000                                      1,000
Common stock - $.001 par value; 100,000,000 shares
   authorized; 42,924,988 (historical) and 53,979,988
   (pro forma) shares issued and outstanding                                 43,000   1)    $          5,000            54,000
                                                                                      3)               6,000
Common stock payable                                                        790,000   4)            (790,000)
Additional paid-in capital                                               56,483,000   1)              (5,000)      116,224,000
                                                                                      3)          35,694,000
                                                                                      2)          23,322,000
                                                                                      4)             730,000
Deficit accumulated during the development stage                        (11,938,000)  2)         (23,322,000)      (35,200,000)
                                                                                      4)              60,000
Cumulative foreign currency translation adjustment                           19,000                                     19,000
                                                                   ----------------         ----------------  ----------------

                                                                         45,398,000               35,700,000        81,098,000
Unamortized deferred compensation                                       (15,301,000)                               (15,301,000)
Stock subscriptions receivable                                              (26,000)                                   (26,000)
                                                                   ----------------         ----------------  ----------------

                                                                         30,071,000               35,700,000        65,771,000
                                                                   ----------------         ----------------  ----------------

                                                                   $     34,047,000         $     35,700,000  $     69,747,000
                                                                   ================         ================  ================

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Period From January 8, 1999 (Date of Inception) Through July 31, 1999 (US Dollars)

                                                  MCY.com,         Predecessor
                                                  Inc. and        Companies to                 Pro Forma
                                                Subsidiaries      MCY.com, Inc.*               Adjustments        Pro Forma
                                              ----------------  ----------------            ----------------  -----------------
Expenses:
   Research and development
      expenses                                $        216,000  $         51,000                              $         267,000
Selling, general and administrative
   expenses                                          5,202,000         1,344,000                                      6,546,000
Stock-based compensation                             2,776,000                                                        2,776,000
Amortization of acquired intangibles                   555,000                        6)          $3,328,000          3,883,000
                                              ----------------  ----------------                              -----------------

                                                    (8,749,000)       (1,395,000)                                   (13,472,000)
Deferred income tax benefit                             44,000                        6)             267,000            311,000
                                              ----------------  ----------------                              -----------------

                                                    (8,705,000)       (1,395,000)                                   (13,161,000)
Share of loss of predecessor
   companies                                           663,000                        5)            (663,000)
                                              ----------------  ----------------            ----------------  -----------------

Net loss                                       $    (9,368,000) $     (1,395,000)           $     (2,398,000) $     (13,161,000)
                                               ===============  ================            ================  =================

Net loss per common share -
   basic and diluted                           $          (.29)                                               $            (.35)
                                               ===============                                                =================

Weighted average common
   shares outstanding                               32,660,000                                                       37,227,000
                                               ===============                                                =================

* For the period from January 1, 1999 to July 2, 1999

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1) Record issuance of 4,610,000 shares of common stock held by existing common stockholders of Health Builders upon merger on August 2, 1999.

2) Record compensation resulting from sale for $0.02 per common share of approximately 3,900,000 shares of common stock by existing Health Builders stockholders to advisors and stockholders of MCY.com. Compensation has been recorded at the difference between the private placement offering price of $6.00 per common share and the $0.02 per common share paid. The non-recurring compensation charge is not reflected in the pro forma consolidated statement of operations.

3) Sale of 6,322,333 shares of common stock at $6.00 per common share in connection with a private placement during August 1999, resulting in net proceeds of $35,700,000.

4) Reflect issuance of 121,667 common shares payable and cancellation of 10,000 common shares payable (for accrued interest of $60,000) during August 1999 reflected as common shares payable at July 31, 1999.

5)     Eliminate share of loss of predecessor companies.

6) Record additional amortization of acquired intangibles and related deferred tax benefit from the beginning of the period.

7) Pro forma net loss per share is based on 37,405,000 common shares, representing the weighted average number of common shares outstanding during the period after giving retroactive effect to 710,000 shares issued in connection with the merger into Health Builders (excluding the 3,900,000 shares which results in compensation) and assuming the shares issued in connection with the Datatek acquisition were outstanding for the entire period.

                            PREDECESSOR COMPANIES OF
                                  MCY.COM, INC.
                          (development stage companies)

                          COMBINED FINANCIAL STATEMENTS

                              FOR THE PERIODS ENDED
                        DECEMBER 31, 1996, 1997 and 1998,
                                and JULY 2, 1999

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

Contents

                                                                                         Page
                                                                                         ----
Combined Financial Statements

   Independent auditors' report                                                            1

   Balance sheets as of December 31, 1996, 1997 and 1998                                   2

   Statements of operations for the years ended December 31, 1996, 1997 and
      1998, the period from January 1, 1999 through July 2, 1999, and the period
      January 1, 1996 through July 2, 1999                                                 3

   Statements of stockholders' deficiency for the years ended December 31, 1996, 1997
      and 1998 and the period from January 1, 1999 through July 2, 1999                    4

   Statements of cash flows for the years ended December 31, 1996, 1997 and
      1998, the period from January 1, 1999 through July 2, 1999, and the period
      January 1, 1996 through July 2, 1999                                                 5

   Notes to financial statements                                                           6

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Predecessor Companies of MCY.com, Inc.
New York, New York

We have audited the accompanying combined balance sheets of the predecessor companies of MCY.com, Inc. (development stage companies) as described in Note A, as of December 31, 1996, 1997 and 1998 and the related combined statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 1996, 1997 and 1998, for the period from January 1, 1999 through July 2, 1999 and for the period from January 1, 1996 through July 2, 1999. These combined financial statements are the responsibility of the predecessor companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the combined financial position of the predecessor companies of MCY.com, Inc. as of December 31, 1996, 1997 and 1998, and the combined results of their operations and their cash flows for the years ended December 31, 1996, 1997 and 1998, for the period from January 1, 1999 through July 2, 1999 and for the period from January 1, 1996 through July 2, 1999 in conformity with generally accepted accounting principles.

As described in Note B[2] to the financial statements, the predecessor companies changed their method of accounting for software development costs in the 1999 period.


New York, New York
September 17, 1999

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

Combined Balance Sheets
(US Dollars)

                                                                                                 December 31,
                                                                              ------------------------------------------------
                                                                                    1998              1997             1996
                                                                              ---------------   ---------------   ------------
ASSETS
Current assets:
   Cash and cash equivalents                                                  $       347,000   $        33,000   $     65,000
   Accounts receivable, net                                                            63,000            10,000         10,000
   Advances to officer                                                                109,000            96,000         11,000
   Other current assets                                                                 7,000                          227,000
                                                                              ---------------   ---------------   ------------

      Total current assets                                                            526,000           139,000        313,000

Equipment, at cost, net                                                                99,000           107,000         44,000
Other assets                                                                           15,000            10,000
                                                                              ---------------   ---------------   ------------

                                                                              $       640,000   $       256,000   $    357,000
                                                                              ===============   ===============   ============

LIABILITIES
Current liabilities:
   Accounts payable, accrued expenses and sundry liabilities                  $     2,090,000   $     1,670,000   $    419,000
   Due to former stockholder                                                          552,000           568,000        180,000
   Line of credit payable - bank                                                      115,000            60,000        228,000
                                                                              ---------------   ---------------   ------------

      Total current liabilities                                                     2,757,000         2,298,000        827,000
                                                                              ---------------   ---------------   ------------

Commitments and contingencies (Note E)

STOCKHOLDERS' DEFICIENCY
Common stock                                                                           57,000            56,000         56,000
Additional paid-in capital                                                          3,347,000            82,000
Deficit accumulated during the development stage                                   (5,410,000)       (2,304,000)      (534,000)
Cumulative foreign currency translation adjustments                                  (111,000)          124,000          8,000
                                                                              ---------------   ---------------   ------------

                                                                                   (2,117,000)       (2,042,000)      (470,000)
                                                                              ---------------   ---------------   ------------

                                                                              $       640,000   $       256,000   $    357,000
                                                                              ===============   ===============   ============


SEE NOTES TO FINANCIAL STATEMENTS                                              2

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

Combined Statements of Operations
(US Dollars)

                                                For the
                                              Period From
                                               January 1,                                                         January 1,
                                                  1999                                                               1996
                                                Through               For the Years Ended December 31,              Through
                                                July 2,       -----------------------------------------------       July 2,
                                                  1999              1998             1997             1996           1999
                                            ---------------   --------------    ---------------  ------------   ---------------
Revenue:
   Sales                                                                                         $    418,000   $       418,000
                                                                                                 ------------   ---------------

Costs and expenses:
   Cost of sales                                                                                      249,000           249,000
   Research and development                 $        51,000   $      653,000    $       582,000       428,000         1,714,000
   Selling, general and
      administrative expenses                     1,344,000        2,453,000          1,188,000       274,000         5,259,000
                                            ---------------   --------------    ---------------  ------------   ---------------

        Total costs and expenses                  1,395,000        3,106,000          1,770,000       951,000         7,222,000
                                            ---------------   --------------    ---------------  ------------   ---------------

Net loss                                    $    (1,395,000)  $   (3,106,000)   $    (1,770,000) $   (533,000)  $    (6,804,000)
                                            ===============   ==============    ===============  ============   ===============


SEE NOTES TO FINANCIAL STATEMENTS                                              3

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

See notes to financial statements
Combined Statement of Stockholders' Deficiency
(US Dollars)

                                                                               Deficit
                                                                             Accumulated
                                                     Common      Additional   During the      Foreign
                                                      Stock       Paid-in    Development      Currency                 Comprehensive
                                                     Amount       Capital       Stage       Translation      Total         Loss
                                                   -----------  -----------  ------------   -----------  ------------  ------------
Balance, January 1, 1996                           $    56,000               $     (1,000)               $     55,000
Foreign currency adjustments                                                                $     8,000         8,000  $      8,000
Net loss for the year ended December 31, 1996                                    (533,000)                   (533,000)     (533,000)
                                                   -----------               ------------   -----------  ------------  ------------

Balance, December 31, 1996                              56,000                   (534,000)        8,000      (470,000) $   (525,000)
                                                                                                                       ============

Capital contributions by parent                                 $    82,000                                    82,000
Foreign currency adjustments                                                                    116,000       116,000  $    116,000
Net loss for the year ended December 31, 1997                                  (1,770,000)                 (1,770,000)   (1,770,000)
                                                   -----------  -----------  ------------   -----------  ------------  ------------

Balance, December 31, 1997                              56,000       82,000    (2,304,000)      124,000    (2,042,000) $ (1,654,000)
                                                                                                                       ============

Capital contribution in connection with formation
   of MCY America and other entities                     1,000       61,000                                    62,000
Capital contributions by parent                                   3,204,000                                 3,204,000
Foreign currency adjustments                                                                   (235,000)     (235,000) $   (235,000)
Net loss for the year ended December 31, 1998                                  (3,106,000)                 (3,106,000)   (3,106,000)
                                                   -----------  -----------  ------------   -----------  ------------  ------------

Balance, December 31, 1998                              57,000    3,347,000    (5,410,000)     (111,000)   (2,117,000) $ (3,341,000)
                                                                                                                       ============

Capital contributions by parent                                   1,203,000                                 1,203,000
Foreign currency adjustments                                                                     59,000        59,000  $     59,000
Net loss for the period ended July 2, 1999                                     (1,395,000)                 (1,395,000)   (1,395,000)
                                                   -----------  -----------  ------------   -----------  ------------  ------------

Balance, July 2, 1999                              $    57,000  $ 4,550,000  $ (6,805,000)  $   (52,000) $ (2,250,000) $ (1,336,000)
                                                   ===========  ===========  ============   ===========  ============  ============


SEE NOTES TO FINANCIAL STATEMENTS                                              4

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

See notes to financial statements
Combined Statements of Cash Flows
(US Dollars)

                                                          For the Period                                              For the Period
                                                            January 1,                                                  January 1,
                                                               1999                                                       1996
                                                              Through           For the Years Ended December 31          Through
                                                              July 2,     ------------------------------------------     July 2,
                                                               1999            1998           1997           1996         1999
                                                          -------------   ------------    ------------   -----------  -------------
Cash flows from operating activities:
   Net loss                                               $  (1,395,000)  $ (3,106,000)   $ (1,770,000)  $  (533,000) $  (6,804,000)
      Adjustments to reconcile net loss to net cash used
      in operating activities:
        Depreciation and amortization                            20,000         39,000          43,000        22,000        124,000
        Salaries and consultants' fees allocated from
        Datatek                                                 404,000        706,000                                    1,110,000
        Changes in:
           Accounts receivable                                  (86,000)       (51,000)         (1,000)      345,000        207,000
           Other current assets                                   7,000         (7,000)        201,000       (43,000)       158,000
           Other assets                                         (83,000)        (4,000)         (9,000)       (1,000)       (97,000)
           Accounts payable, accrued expenses and
           sundry liabilities                                  (101,000)       291,000       1,260,000         1,000      1,451,000
                                                           ------------    -----------     -----------    ----------  -------------

              Net cash used in operating activities          (1,234,000)    (2,132,000)       (276,000)     (209,000)    (3,851,000)
                                                          -------------   ------------    ------------   -----------  -------------

Cash flows from investing activities:
   Advances to officer                                          (13,000)        (6,000)        (89,000)      (11,000)      (119,000)
   Purchase of equipment                                        (62,000)       (27,000)       (114,000)      (39,000)      (242,000)
   Cost of developing software                                 (246,000)                                                   (246,000)
                                                          -------------   ------------    ------------   -----------  -------------

              Net cash used in investing activities            (321,000)       (33,000)       (203,000)      (50,000)      (607,000)
                                                          -------------   ------------    ------------   -----------  -------------

Cash flows from financing activities:
   Net borrowings (repayments) under line of credit             (65,000)        49,000        (141,000)      225,000         68,000
   Advances from (repayments to) former stockholder                            (56,000)        529,000        70,000        543,000
   Advances from MCY Music World, Inc.                        1,243,000                                                   1,243,000
   Capital contributions                                        799,000      2,560,000          82,000                    3,441,000
                                                          -------------   ------------    ------------   -----------  -------------

              Net cash provided by financing activities       1,977,000      2,553,000         470,000       295,000      5,295,000
                                                          -------------   ------------    ------------   -----------  -------------

Effect of exchange rate changes on cash                        (204,000)       (74,000)        (23,000)       (5,000)      (306,000)
                                                          -------------   ------------    ------------   -----------  -------------

Net change in cash and cash equivalents                         218,000        314,000         (32,000)       31,000        531,000
Cash and cash equivalents, beginning of period                  347,000         33,000          65,000        34,000         34,000
                                                          -------------   ------------    ------------   -----------  -------------

Cash and cash equivalents, end of period                  $     565,000   $    347,000    $     33,000   $    65,000  $     565,000
                                                          =============   ============    ============   ===========  =============


SEE NOTES TO FINANCIAL STATEMENTS                                              5

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

Notes to Financial Statements
 (US Dollars)

NOTE A - BASIS OF PRESENTATION

On July 2, 1999, MCY Music World, Inc. ("MCY Music World"), which was incorporated on January 8, 1999, acquired the assets of Datatek Services Limited ("Datatek") including the stock of MCY America, Inc. ("MCY America") and Fritsch & Friends Mediagroup GmbH ("Fritsch & Friends"). On August 2, 1999, MCY Music World became a wholly-owned subsidiary of MCY.com, Inc. MCY Music World's founder, controlling shareholder and Chairman was the Chief Executive Officer, a director and owned a 47.5% beneficial ownership interest in Datatek. Datatek, which functioned primarily as a holding company, and its subsidiaries had been involved in the development, purchase and licensing of the technology, intellectual property and other business assets that are required for MCY Music World's intended business operations which include the creation and opening to the public of an online service platform to provide worldwide promotional and sales services for the music buying public and the music industry. MCY Music World intends to operate an Internet web site offering an interactive environment and virtual music store where music buyers can purchase digital music downloads in an encrypted and enhanced format, as well as other products.

The combined financial statements, which have been prepared in accordance with generally accepted accounting principles, include the accounts of Fritsch & Friends and MCY America (collectively the "predecessor companies") after elimination of all significant intercompany transactions and balances. Fritsch & Friends was incorporated in Germany in 1991 and MCY America was incorporated in the United States in December 1997. On June 1, 1999, in connection with the acquisition, MCY Music of Germany GmbH and Datatek Services Germany GmbH, two subsidiaries of Datatek, which were incorporated in Germany during October 1998, transferred all of their assets to Fritsch & Friends. Such transaction has been accounted for on a pooling-of-interests basis and accordingly, the transferred assets were recorded at historical carrying amounts and the results of operations of such subsidiaries are reflected in the accompanying combined financial statements from their inception.

The predecessor companies are considered to be in the development stage effective January 1, 1996, which approximates the time Fritsch & Friends commenced activities in the field of Internet digital music distribution. Sales during 1996 are not from planned business operations but represent revenue from processing computer CDs.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

[1]   Cash:

      For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

[2]   Equipment and software, net:

      During March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The SOP, which has been adopted prospectively as of January 1, 1999, requires the capitalization of certain costs incurred in connection with developing or obtaining internal use software. Prior to the adoption of SOP 98-1, the Company expensed all internal use software related costs as incurred. Capitalized costs will be amortized using the straight-line method over their estimated useful life beginning when the software is ready for its intended use. The effect of adopting SOP 98-1 was to decrease net loss for the period from January 1, 1999 through July 2, 1999 by $246,000.

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

NOTE B - SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[2]   Equipment and software, net: (continued)

      Equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years. Accumulated depreciation at the balance sheet dates amounted to $10,000 (1998), $113,000 (1997) and $79,000 (1996.)

[3]   Use of estimates:

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

[4]   Foreign currency:

      The assets and liabilities of Fritsch & Friends, whose functional currency is the Deutsche Mark, ("DM") are translated into U.S. dollars at exchange rates as of the balance sheet date. Revenue and expenses are translated at the average of the rates prevailing during the period. Adjustments are accumulated as a separate component of the capital deficiency.

[5]   Comprehensive income:

      The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. Comprehensive loss for all periods presented consists of the net loss and foreign currency translation adjustments

NOTE C - ACCOUNTS PAYABLE, ACCRUED EXPENSES AND SUNDRY LIABILITIES

Accounts payable, accrued expenses and sundry liabilities at December 31, 1998, 1997 and 1996 consisted of the following:

                                                               December 31,
                                                    1998           1997           1996
                                                -------------  -------------   -----------
       Litigation and claims payable            $   1,139,000  $     973,000
       Trade payables and other liabilities           547,000        522,000   $   304,000
       Employee wages and related benefits            202,000        142,000
       Other                                          202,000         33,000       115,000
                                                -------------  -------------   -----------

                                                $   2,090,000  $   1,670,000   $   419,000
                                                =============  =============   ===========

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

NOTE D - INCOME TAXES

As of December 31, 1998, Fritsch & Friends has an estimated net operating loss carryforward of approximately $2,169,000 (DM 3,637,000), under German tax law, which does not expire. The related income tax benefit, approximately $1,085,000 has been fully offset by a valuation allowance as it has not been determined that it is more likely than not that the available net operating loss carryforward will be utilized.

NOTE E - COMMITMENTS AND CONTINGENCIES

[1]   Lease:

      The predecessor companies lease facilities under a month-to-month lease which requires a six-month termination notice. Rent expense for the period ended July 2, 1999 and for the years ended December 31, 1998, 1997 and 1996 totaled approximately $16,000, $32,000, $32,000 and $32,000, respectively.

[2]   Legal proceedings:

      The Company is a party to various claims and legal proceedings incidental to their business. The Company believes that adequate liabilities to cover any resulting loss have been reflected in the accompanying financial statements, and in management's opinion, the outcome of these claims and proceedings will not have a material adverse effect on the financial statements of the predecessor companies.

NOTE F - STOCKHOLDERS' EQUITY

In connection with the acquisition by MCY Music World on July 2, 1999, the then existing intercompany balances of Fritsch & Friends and of MCY America with Datatek, arising from intercompany transactions, were canceled. Accordingly, the intercompany transactions during the years ended December 31, 1997 and 1998 and for the period from January 1, 1999 through July 2, 1999 with Datatek have been accounted for as capital contributions to the extent of cash received from Datatek during the respective periods. In addition, salaries and consulting fees accrued by Datatek to officers and consultants have been reflected as expenses in the accompanying combined statements of operations and related capital contributions in the accompanying combined statements of stockholders' deficiency.

Common stock of the predecessor companies as of July 2, 1999 consists of the following:

                              Par        Shares       Shares Issued and
                             Value     Authorized        Outstanding          Amount
                             -----     ----------     -----------------     -----------
      Fritsch & Friends      1 DM        80,000             80,000          $    56,000
      MCY America            None           200                200                1,000
                                                                            -----------

                                                                            $    57,000
                                                                            ===========

PREDECESSOR COMPANIES OF
MCY.COM, INC.
(development stage companies)

NOTE G - RELATED PARTY TRANSACTIONS

During the period ended July 2, 1999, MCY Music World made non-interest bearing advances to Fritsch & Friends and MCY America. As of July 2, 1999, the outstanding balances of such advances amounted to approximately $1,243,000.

NOTE H - OPERATIONS IN GERMANY

Equipment of Fritsch & Friends included in the financial statements amounted to $44,000, $81,000 and $47,000 as of December 31, 1996, 1997 and 1998,
respectively. Revenue reflected in the statement of operations for 1996 relates solely to Fritsch & Friends.

                         MCY.COM, INC. AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                  JULY 31, 1999

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

CONTENTS

                                                                            PAGE

CONSOLIDATED FINANCIAL STATEMENTS

   Independent auditors' report                                              1

   Balance sheet as of July 31, 1999                                         2

   Statement of operations for the period from January 8, 1999
      (date of inception) through July 31, 1999                              3

   Statement of stockholders' equity for the period from
      January 8, 1999 (date of inception) through July 31, 1999              4

   Statement of cash flows for the period from January 8, 1999
      (date of inception) through July 31, 1999                              5

   Notes to financial statements                                             6

                [LETTERHEAD OF RICHARD A. EISNER & COMPANY, LLP]



INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
MCY.com, Inc. and Subsidiaries
New York, New York


We have audited the accompanying consolidated balance sheet of MCY.com, Inc. and subsidiaries (a development stage company) as of July 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 8, 1999 (date of inception) through July 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of MCY.com, Inc. and subsidiaries, as of July 31, 1999, and the consolidated results of their operations and their cash flows for the period from January 8, 1999 (date of inception) through July 31, 1999 in conformity with generally accepted accounting principles.


/s/ Richard A. Eisner & Company, LLP


New York, New York
September 17, 1999

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)


CONSOLIDATED BALANCE SHEET
JULY 31, 1999
(US dollars)

ASSETS
Current assets:
   Cash and cash equivalents                                          $  2,098,000
   Sundry receivables, including refundable taxes of $256,000              344,000
   Advances to officer                                                     113,000
   Other current assets                                                    156,000
                                                                      ------------

      Total current assets                                               2,711,000

Equipment and software, net                                                751,000

Intangible assets, net                                                  29,366,000
Other assets, including security deposit and deferred
   offering costs of $519,000 and $455,000, respectively                 1,219,000
                                                                      ------------

                                                                      $ 34,047,000
                                                                      ============

LIABILITIES
Current liabilities:
   Accounts payable, accrued expenses and sundry liabilities,
      representing total current liabilities                          $  2,420,000
                                                                      ------------

Non-current liability:
   Deferred income taxes                                                 1,556,000
                                                                      ------------

Commitments and contingencies (Note G)

STOCKHOLDERS' EQUITY
Preferred stock - $.001 par value; 10,000,000 shares authorized;
   1,000,000 issued and outstanding                                          1,000
Common stock - $.001 par value; 100,000,000 shares authorized;
   42,924,988 shares issued and outstanding                                 43,000
Common stock payable                                                       790,000
Additional paid-in capital                                              56,483,000
Deficit accumulated during the development stage                       (11,938,000)
Cumulative foreign currency translation adjustment                          19,000
                                                                      ------------

                                                                        45,398,000
Unamortized deferred compensation                                      (15,301,000)
Stock subscriptions receivable                                             (26,000)
                                                                      ------------
                                                                        30,071,000
                                                                      ------------

                                                                      $ 34,047,000
                                                                      ============

SEE NOTES TO FINANCIAL STATEMENTS

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)


CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 8, 1999 (DATE OF INCEPTION) THROUGH JULY 31, 1999 (US dollars)

Expenses:
   Research and development expenses                 $    216,000
   Selling, general and administrative expenses         5,202,000
   Stock-based compensation                             2,776,000
   Amortization of acquired intangibles                   555,000
                                                     ------------

                                                       (8,749,000)
Deferred income tax benefit                                44,000
                                                     ------------

                                                       (8,705,000)
Share of loss of predecessor companies                    663,000
                                                     ------------

NET LOSS                                             $ (9,368,000)
                                                     ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED        $       (.29)
                                                     ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             32,660,000
                                                     ============






SEE NOTES TO FINANCIAL STATEMENTS

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)


CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 8, 1999 (DATE OF INCEPTION) THROUGH JULY 31, 1999 (US dollars)



                                                                                                                         COMMON
                                                                          PREFERRED STOCK         COMMON STOCK           STOCK
                                                                        SHARES      AMOUNT       SHARES      AMOUNT      PAYABLE
                                                                       ---------   --------    ----------   --------   ----------
Issuance of common stock at par ($.001 per share) to founders,
   as of January 8, 1999, net of shares returned (Note A)                                      25,282,652   $ 25,000
Issuance of common stock to employees and consultants at
   $0.074 per share, as of January 8, 1999                                                      1,857,480      2,000
Issuance of common stock to employees, consultants
   and creditors at $0.28 per share - April 1999                                                8,721,220      9,000
Sale of common stock at $2.75 per share - May 1999
   less related costs of $10,000                                                                  363,636
Sale of common stock at $3.75 per share - May 1999
   less related costs of $310,000                                                               2,400,000      2,000
Sale of common stock at $5.00 per share - May 1999
   less related costs of $10,000                                                                  200,000
Issuance of preferred stock at par ($.001 per share)
   to a founder - June 1999                                            1,000,000   $  1,000
Issuance of common stock in connection with acquisition at
   $5.00 per share - July 1999                                                                  4,500,000      5,000
Issuance of warrants to purchase 2,000,000 shares of common
   stock issued in connection with acquisition - July 1999
Issuance of warrants to purchase 50,000 shares of common
   stock issued in connection with acquisition - July 1999
Issuance of warrants to purchase 33,333 shares of common stock for services to the Company - July 1999
Stockholders' deficiency of acquired entities applicable to 47.5%
   interest owned by the Company's controlling stockholder
Cancellation of common stock issued to a consultant - July 1999                                  (400,000)
Common shares (131,667) to be issued in payment of debt
   and accrued interest at $6.00 per share                                                                             $  790,000
Options issued to employees and consultants
Amortization of deferred compensation

Comprehensive loss:
   Gain on foreign currency translation
   Net loss for period

Total comprehensive loss
                                                                      ----------   --------   -----------   --------   ----------
                                                                       1,000,000   $  1,000    42,924,988   $ 43,000   $  790,000
                                                                      ==========   ========   ===========   ========   ==========

                                                                                     DEFICIT     CUMULATIVE
                                                                                   ACCUMULATED     FOREIGN
                                                                    ADDITIONAL     DURING THE      CURRENCY
                                                                    PAID-IN       DEVELOPMENT    TRANSLATION
                                                                     CAPITAL          STAGE       ADJUSTMENT
                                                                  ------------    ------------    ----------
Issuance of common stock at par ($.001 per share) to founders, as of January 8, 1999, net of shares returned (Note A)
Issuance of common stock to employees and consultants at
   $0.074 per share, as of January 8, 1999                        $    135,000
Issuance of common stock to employees, consultants
   and creditors at $0.28 per share - April 1999                     2,433,000
Sale of common stock at $2.75 per share - May 1999
   less related costs of $10,000                                       990,000
Sale of common stock at $3.75 per share - May 1999
   less related costs of $310,000                                    8,688,000
Sale of common stock at $5.00 per share - May 1999
   less related costs of $10,000                                       990,000
Issuance of preferred stock at par ($.001 per share)
   to a founder - June 1999
Issuance of common stock in connection with acquisition at
   $5.00 per share - July 1999                                      22,495,000
Issuance of warrants to purchase 2,000,000 shares of common
   stock issued in connection with acquisition - July 1999           3,000,000
Issuance of warrants to purchase 50,000 shares of common
   stock issued in connection with acquisition - July 1999              90,000
Issuance of warrants to purchase 33,333 shares of common stock
   for services to the Company - July 1999                              50,000
Stockholders' deficiency of acquired entities applicable to 47.5%
   interest owned by the Company's controlling stockholder           2,164,000    $ (2,570,000)
Cancellation of common stock issued to a consultant - July 1999
Common shares (131,667) to be issued in payment of debt
   and accrued interest at $6.00 per share
Options issued to employees and consultants                         15,448,000
Amortization of deferred compensation

Comprehensive loss:
   Gain on foreign currency translation                                                            $ 19,000
   Net loss for period                                                              (9,368,000)

Total comprehensive loss
                                                                  ------------    -------------    --------
                                                                  $ 56,483,000    $(11,938,000)    $ 19,000
                                                                  ============    =============    ========



                                                                   UNAMORTIZED      STOCK
                                                                    DEFERRED     SUBSCRIPTIONS
                                                                  COMPENSATION    RECEIVABLE        TOTAL
                                                                  ------------    ----------     ------------
Issuance of common stock at par ($.001 per share) to founders,
   as of January 8, 1999, net of shares returned (Note A)                          $(25,000)      $          0
Issuance of common stock to employees and consultants at
   $0.074 per share, as of January 8, 1999                                                             137,000
Issuance of common stock to employees, consultants
   and creditors at $0.28 per share - April 1999                                                     2,442,000
Sale of common stock at $2.75 per share - May 1999
   less related costs of $10,000                                                                       990,000
Sale of common stock at $3.75 per share - May 1999
   less related costs of $310,000                                                                    8,690,000
Sale of common stock at $5.00 per share - May 1999
   less related costs of $10,000                                                                       990,000
Issuance of preferred stock at par ($.001 per share)
   to a founder - June 1999                                                           (1,000)                0
Issuance of common stock in connection with acquisition at
   $5.00 per share - July 1999                                                                      22,500,000
Issuance of warrants to purchase 2,000,000 shares of common
   stock issued in connection with acquisition - July 1999                                           3,000,000
Issuance of warrants to purchase 50,000 shares of common
   stock issued in connection with acquisition - July 1999                                              90,000
Issuance of warrants to purchase 33,333 shares of common stock
   for services to the Company - July 1999                                                              50,000
Stockholders' deficiency of acquired entities applicable to 47.5%
   interest owned by the Company's controlling stockholder                                            (406,000)
Cancellation of common stock issued to a consultant - July 1999                                              0
Common shares (131,667) to be issued in payment of debt
   and accrued interest at $6.00 per share                                                             790,000
Options issued to employees and consultants                       $(15,448,000)                              0
Amortization of deferred compensation                                  147,000                         147,000

Comprehensive loss:
   Gain on foreign currency translation                                                                 19,000
   Net loss for period                                                                              (9,368,000)
                                                                                                  ------------
Total comprehensive loss                                                                            (9,349,000)
                                                                  ------------     --------       ------------
                                                                  $(15,301,000)    $(26,000)      $ 30,071,000
                                                                  ============     ========       ============

SEE NOTES TO FINANCIAL STATEMENTS

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 8, 1999 (DATE OF INCEPTION) THROUGH JULY 31, 1999 (US dollars)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                            $ (9,368,000)
      Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization of equipment and software                              16,000
        Amortization of intangible asset                                                    555,000
        Stock-based compensation                                                          2,776,000
        Share of loss of predecessor companies                                              663,000
        Other                                                                               109,000
        Deferred tax benefit                                                                (44,000)
        Changes in:
           Receivables                                                                     (207,000)
           Other current assets                                                             (86,000)
           Other assets                                                                    (169,000)
           Accounts payable, accrued expenses and sundry liabilities                        252,000
                                                                                       ------------

              Net cash used in operating activities                                      (5,503,000)
                                                                                       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Datatek acquisition, net of acquired companies cash of $565,000                       (1,748,000)
   Payment of security deposit                                                             (519,000)
   Purchase of equipment                                                                   (166,000)
   Cost of developing internal-use software                                                (231,000)
                                                                                       ------------

              Net cash used in investing activities                                      (2,664,000)
                                                                                       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments on line of credit                                                     (40,000)
   Proceeds from sale of stock, net of related costs                                     10,670,000
   Payment of deferred offering costs                                                      (365,000)
                                                                                       ------------

              Net cash provided by financing activities                                  10,265,000
                                                                                       ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                               $  2,098,000
                                                                                       ============

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Shares payable for notes payable and accrued interest                               $    790,000
   Issuance of stock for stock subscription receivable                                 $     26,000
   Issuance of stock and warrants in connection with Datatek acquisition               $ 25,590,000
   Deferred compensation to consultants and employees by issuance of options           $ 15,448,000

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE A - THE COMPANY

MCY Music World, Inc. (the "Company") was incorporated on January 8, 1999 in the state of Delaware to acquire certain predecessor companies based in Germany (see Note B) and to further develop its planned operations, which include the creation and opening to the public of an online service platform to provide worldwide promotional and sales services for the music buying public and the music industry. The Company intends to operate an Internet website offering an interactive environment and virtual music store where music buyers can purchase digital music downloads in an encrypted and enhanced format, as well as other products. The Company is in the development stage, since its presently planned operations have not commenced.

On August 2, 1999, the Company completed a reverse merger into Health Builders International, Inc. ("HBI"), an inactive public company incorporated in the state of Delaware. The merger was consummated through an exchange of shares that resulted in stockholders of the Company holding 43,324,988 shares of common stock (excluding 131,667 shares of common stock issuable to creditors) or 90.4% of the outstanding common shares of HBI and 1,000,000 shares of Series 1 Preferred Stock (100% of such class) and existing stockholders of HBI holding 4,610,000 shares of common stock. The merger is being accounted for as a recapitalization and retroactive effect has been given to the recapitalization in the accompanying financial statements, however, the statements do not reflect the issuance of the 4,610,000 common shares owned by HBI's existing stockholders as of August 2, 1999, nor do they reflect the charge to operations arising from the transaction described in Note K elsewhere herein. In connection with the merger, HBI changed its name to MCY.com, Inc. ("MCY.com")

The Company is subject to those general risks associated with development stage companies, as well as special risks unique to emerging E-commerce companies which, by definition, seek to create new markets for their innovative products and services. As shown in the accompanying financial statements, the Company has incurred a substantial net loss and the Company and its predecessor companies have generated no revenues related to the Company's planned operations. Further, the Company's business concept and business model are unproven and, accordingly, the Company's viability is uncertain. These conditions may result in a future write-down of the carrying value of the intangibles arising from the acquisition of the predecessor companies (reflecting their impairment), or a reduction in the remaining estimated lives of said intangibles, which may result in their accelerated amortization (see Notes C[6] and D). In order to finance its continued development, the Company, during August 1999, raised $35,700,000, net of placement costs, in a private placement of 6,322,333 common shares and is presently attempting to raise additional financing through placement of common shares on the Frankfurt (Germany) Neuer Markt. However, there is no assurance that the Company will be successful in that effort, nor that it will ever attain profitable operations and operating cash flow.


NOTE B - ACQUISITION

On July 2, 1999, the Company acquired the assets of Datatek Services Limited ("Datatek") including the stock of MCY America, Inc. ("MCY America") and Fritsch & Friends Mediagroup GmbH ("Fritsch & Friends") (collectively the "predecessor companies") in exchange for cash of $1,050,000, 4,500,000 shares of the Company's common stock valued at $22,500,000 and 5-year warrants to acquire 2,000,000 shares of common stock at an exercise price of $5.00 per share, valued at $3,000,000, for an aggregate cost of $26,550,000. In addition, the Company agreed to pay to Datatek, on a quarterly basis, 1% of gross revenues either, (i) for a period of 20 years, or (ii) until such time as the payments total $9,000,000. As of the date of the acquisition, the predecessor companies owed the Company $1,243,000 representing the balance of loans made by the Company prior to the acquisition. The

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE B - ACQUISITION  (CONTINUED)

Company's founder, controlling stockholder and Chairman was the Chief Executive Officer, a director and owned a 47.5% beneficial interest in Datatek which was transferred to the other Datatek stockholders for no consideration immediately prior to the closing of the acquisition. Datatek and its subsidiaries had been involved in the development, purchase and licensing of the technology, intellectual property and other business assets that are required for the Company's intended business operations. The transaction has been accounted for as a purchase by the Company of a 52.5% ownership interest in the Datatek assets and a contribution to the Company of the 47.5% interest formerly owned by the Company's founder and controlling stockholder. Such contributed interest has been recorded at the predecessor basis to the controlling stockholder which approximates 47.5% of the stockholders' deficiency of the predecessor companies at the acquisition date. In addition, 47.5% of the loss of the predecessor companies for the period from January 1, 1999 through July 2, 1999 is reflected in the Company's results of operations on the equity method and 100% of the results of operations of the predecessor companies are consolidated with those of the Company from July 2, 1999. The aggregate cost of the acquisition of the 52.5% interest, amounting to $27,793,000, including $1,243,000 of loans receivable from predecessor companies, reduced by $1,069,000 representing 47.5% of the stockholders' deficiency of the predecessor companies at the acquisition date has been allocated to assets acquired and liabilities assumed at date of acquisition as follows:

     Cash                                                           $   565,000
     Sundry receivables                                                 137,000
     Due from related parties                                           109,000
     Equipment and software, net                                        370,000
     Other assets                                                       146,000
     Intangibles (see Note D)                                        29,921,000
                                                                    -----------

                                                                     31,248,000
                                                                    -----------

     Accounts payable, accrued expenses and sundry liabilities        2,884,000
     Line of credit                                                      40,000
     Deferred income taxes                                            1,600,000
                                                                    -----------

                                                                      4,524,000
                                                                    -----------

     Cost of net assets acquired                                    $26,724,000
                                                                    ===========

The contingent consideration will be accounted for as royalty expense as it becomes payable. Also in connection with this transaction, founders of the Company agreed to return 2,000,000 shares of common stock, which were then canceled.

Assuming the acquisition had occurred as of January 8, 1999, the Company's unaudited pro forma net loss, including amortization of the acquired intangibles, would have amounted to $(13,161,000) or $(.35) per common share for the period January 8, 1999 through July 31, 1999.

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE C - SIGNIFICANT ACCOUNTING POLICIES

[1]    BASIS OF PRESENTATION:

       The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries after elimination of all significant intercompany transactions and balances.

[2]    CASH:

       For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. From time to time, the Company's cash balances with any single financial institution may exceed Federal Deposit Insurance Corporation limits.

[3]    EQUIPMENT AND SOFTWARE, NET:

       In accordance with Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" costs related to the development of software in connection with the Company's Internet website, other than those costs incurred during the application development stage, are expensed as incurred. Costs incurred during the application development stage are capitalized and amortized using the straight-line method over an estimated useful life of three years beginning when the software is ready for its intended use.

       Equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years.

[4]    USE OF ESTIMATES:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

[5]    STOCK-BASED COMPENSATION:

       The Company has elected to follow the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock option incentive plan. As such, deferred compensation expense is recorded on the date of grant of employee options if the current market price of the underlying stock exceeds the exercise price of the option, and such deferral is amortized and charged to operations over the vesting period of the options. Options or stock awards issued to non-employees are valued using the fair value method and expensed over the period services are provided in accordance with the applicable provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation."

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE C - SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[6]      IMPAIRMENT OF LONG-LIVED ASSETS:

         The Company evaluates the recoverability of its intangibles and other long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of these assets exceeds the estimated future undiscounted cash flows attributable to these assets. The Company assesses potential impairment to its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. Should an impairment exist, the impairment loss would be measured based on the excess of the carrying value of the asset over the asset's fair value or discounted estimates of future cash flows.

[7]      REVENUE RECOGNITION:

         Upon commencement of planned operations, the Company will recognize revenue applicable to the delivery of music when the digital files are delivered or, in the case of revenue to be derived from the sales of CDs or music-related merchandise, upon shipment. Related royalties will be charged to cost of sales to match the recognition of revenue, as applicable.

[8]      NET LOSS PER SHARE:

         Basic and diluted net loss per share was computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period including shares issuable to creditors after giving retroactive effect to a 2-for-1 stock split during May 1999. All share issuances prior thereto reflected in the statement of stockholders' equity have been retroactively adjusted to reflect the split.

[9]      FOREIGN CURRENCY:

         The assets and liabilities of the Company's German subsidiary, whose functional currency is the Deutsche Mark, are translated into U.S. dollars at exchange rates as of the balance sheet date. Expenses are translated at the average of the rates prevailing during the period. Translation adjustments are accumulated as a separate component of stockholders' equity.

[10]     COMPREHENSIVE INCOME:

         The Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Comprehensive loss for the period consists of the net loss and the loss from foreign currency translation.

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE C - SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[11]     SEGMENT INFORMATION:

         The Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information, business activities and management responsibility. The Company believes that its operations, as they are presently developing, constitute a single, reportable segment. Non-U.S. equipment is immaterial.


NOTE D - INTANGIBLE ASSETS

In connection with the Company's acquisition of the predecessor companies (see Note B), the Company has recorded intangible assets comprised as follows:

        Technology and related contracts                                            $     4,410,000
        Record label contracts and catalogs                                                 630,000
        Excess of cost over fair value of identifiable net assets acquired               24,881,000
                                                                                    ---------------

                                                                                         29,921,000
        Less:  accumulated amortization                                                    (555,000)
                                                                                    ---------------
                                                                                    $    29,366,000
                                                                                    ===============

The identifiable intangible assets are being amortized over a thirty-six month period and the excess of cost over fair value of identifiable net assets acquired is being amortized over a sixty-month period.


NOTE E - ACCOUNTS PAYABLE, ACCRUED EXPENSES AND SUNDRY LIABILITIES

Accounts payable, accrued expenses and sundry liabilities at July 31, 1999 consisted of the following:

        Litigation and claims payable                                           $ 1,045,000
        Estimated liability arising from the pending closure of
            the Berlin facility                                                     200,000
        Employee wages and related benefits                                         213,000
        Trade payables and other liabilities                                        677,000
        Professional fees                                                           195,000
        Deferred offering costs                                                      90,000
                                                                                -----------

                                                                                $ 2,420,000
                                                                                ===========

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE F - INCOME TAXES

The tax effects of significant items comprising the Company's net deferred tax asset and liability as of July 31, 1999 are as follows:

        Net operating loss carryforwards                                             $ 4,010,000
        Less: valuation allowance                                                     (4,010,000)
                                                                                     -----------

        Net deferred tax asset                                                                 0
        Excess of book basis over tax basis of identifiable intangibles               (1,556,000)
                                                                                     -----------

        Net deferred tax liability                                                   $(1,556,000)
                                                                                     ===========

As of July 31, 1999, the Company has an estimated United States net operating loss carryforward of approximately $7,700,000 which expires in 2019. As of December 31, 1998 Fritsch & Friends has an estimated net operating loss carryforward of approximately $2,169,000 (DM 3,637,000) under German tax law which does not expire. The Company has recorded a deferred tax asset fully offset by a valuation allowance as the Company has not determined that it is more likely than not that the available net operating loss carryforwards will be utilized during the reversal period of existing taxable temporary differences, nor at any time thereafter.

The income tax benefit for the period ended July 31, 1999 relates to the amortization of the identifiable acquired intangibles.


NOTE G - COMMITMENTS AND CONTINGENCIES

[1]      LEASE COMMITMENTS:

         The Company leases its facilities under noncancellable operating leases expiring through December 31, 2002. The Company also leases facilities under a month-to-month lease which requires a six month termination notice. During July 1999, the Company entered into a lease agreement for the period from September 1, 1999 through December 31, 2002. Such lease provides for an annual rental of $519,000 as well as certain additional amounts. The Company was also required to provide a security deposit equal to one year's lease payments.

         Future minimum annual lease payments as of July 31, 1999 are as follows:

                        FOR THE PERIODS ENDED
                             DECEMBER 31,
                   ----------------------------------

                   1999 (August 1 - December 31)         $  275,000
                   2000                                     733,000
                   2001                                     666,000
                   2002                                     519,000
                                                         ----------

                                                         $2,193,000
                                                         ==========


         Rent expense for the period ended July 31, 1999 approximated $22,000.

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)

NOTE G - COMMITMENTS AND CONTINGENCIES  (CONTINUED)

[2]      LEGAL PROCEEDINGS:

         The Company and certain of the predecessor companies, are parties to various claims and legal proceedings incidental to their business. Management believes that adequate liabilities to cover any resulting losses have been reflected in the accompanying financial statements (see Note E), and that the outcome of these claims and proceedings will not have a material adverse effect on the financial position or results of operations of the Company.


NOTE H - STOCKHOLDERS' EQUITY

The Board of Directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions, including dividend, conversion, voting, redemption (including sinking fund provisions), and other rights, liquidation preferences, and the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders of the Company. On June 14, 1999, the Company designated and issued 1,000,000 shares of Series 1 Preferred Stock to its founder and Chairman for $1,000. Each of these shares entitles the holder to 100 votes for each share held on all matters submitted to a vote of stockholders. The Series 1 Preferred Stock does not carry any dividend, liquidation, conversion or preemptive rights.

As of July 31, 1999, 131,667 shares of common stock (valued at $6.00 per share) were issuable to creditors in satisfaction of $790,000 of debt. Also, warrants to purchase 33,333 and 50,000 shares of common stock at exercise prices of $5.00 and $6.00 per share, respectively, issued to a service provider and a creditor were outstanding. In addition, warrants to purchase 2,000,000 shares of common stock at an exercise price of $5.00 per share issued in connection with the Datatek acquisition (see Note B) were outstanding.


NOTE I - OPTIONS

The Company adopted the 1999 Stock Incentive Plan (the "99 Plan") under which options (qualified or nonqualified) and other stock awards, covering an aggregate of 5,000,000 shares of common stock may be granted to employees, nonemployee directors and consultants. The exercise price established for any awards granted under the 99 Plan shall be determined by a Committee of the Company's Board of Directors. During the period ended July 31, 1999, options to purchase 3,419,400 shares of the Company's common stock under the 99 Plan have been granted to officers, other employees, directors and consultants of the Company at exercise prices ranging from $1.50 to $6.00 per share. Generally, options become exercisable over periods ranging to three years and expire ten years from the date of grant. The Company has reserved 5,000,000 shares of common stock for issuance under the 99 Plan. Subsequent to July 31, 1999 through September 1999, the Company issued additional options to employees and consultants to purchase a total of 1,270,000 shares of common stock at exercise prices ranging from $3.20 to $12.50 per share.

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE I - OPTIONS  (CONTINUED)

The following table presents information relating to stock options outstanding at July 31, 1999.

                       OPTIONS OUTSTANDING                OPTIONS EXERCISABLE
               -------------------------------------     -----------------------
                                           WEIGHTED
                             WEIGHTED       AVERAGE                     WEIGHTED
                             AVERAGE       REMAINING                    AVERAGE
 EXERCISE                    EXERCISE       LIFE IN                     EXERCISE
  PRICE          SHARES       PRICE          YEARS        SHARES         PRICE

  $1.50         2,999,400     $1.50           10                         $1.50
  $3.00           150,000      3.00           10          50,000          3.00
  $6.00           270,000      6.00           10                          6.00
               ----------                                 ------

                3,419,400     $1.92                       50,000         $3.00
               ==========     =====                       ======         =====

The effect of applying Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123") to the Company's July 31, 1999 net loss as stated below is not necessarily representative of the effects on reported net loss for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years. The weighted average fair value of the options granted during the period ended July 31, 1999, has been estimated at $5.56 per share on the date of grant using the Black-Scholes option-pricing model with the following assumptions: no dividend yield, volatility of 100%, a risk-free interest rate of 5.70% and an expected life of eight years from date of grant. Had compensation cost for the Company's stock option plan been determined based upon the fair value of the options at the grant date for awards under the plan consistent with the methodology prescribed under SFAS 123, the Company's net loss and net loss per share would have been as follows:

            Net loss - as reported                 $(9,368,000)
                                                   ===========
                     - pro forma                   $(9,411,000)
                                                   ===========
            Net loss per share - as reported          $(.29)
                                                      =====
                                - pro forma           $(.29)
                                                      =====

NOTE J - RELATED PARTY TRANSACTIONS

On July 29, 1999, the Company entered into a license agreement with its principal stockholder who is also the Company's Chairman and CEO for exclusive worldwide rights to certain technology. The license shall continue to be in effect as long as compensation equal to 0.25% of gross revenues is paid annually to the CEO until the later of 20 years or the expiration of the underlying patents as provided in his employment agreement.

At July 31, 1999, advances to the Company's Chairman and CEO totaled $113,000.

See Note B for information with respect to the Datatek acquisition.

MCY.COM, INC. AND SUBSIDIARIES
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
JULY 31, 1999
(US dollars)


NOTE K - SUBSEQUENT EVENTS

[1]      REVERSE ACQUISITION:

         a) On August 2, 1999, concurrently with the merger of the Company into HBI (item (b) below) the Certificate of Incorporation of HBI was amended whereby it:

                  i) Effected a 2-for-1 stock split, increasing its authorized capital from 50,000,000 shares of common stock to 100,000,000 shares of common stock, and increasing its outstanding common stock to 4,610,000 shares;

                  ii) Designated 1,000,000 shares of its 10,000,000 authorized shares of preferred stock as Series 1 Preferred Stock, and

                  iii) Changed its name from Health Builders International, Inc. to MCY.com, Inc.

         (b) Also on August 2, 1999, MCY.com completed its merger with the Company whereby a subsidiary of MCY.com merged with and into the Company with the Company becoming a subsidiary of MCY.com. In connection therewith, outstanding shares of the Company's common stock and preferred stock were converted, respectively, on a 1-for-1 basis into common and preferred shares of MCY.com having identical rights. Furthermore, all holders of options and warrants of the Company were given identical options and warrants of MCY.com under a newly adopted stock option plan, and their existing options and warrants were canceled.

         (c) In connection with the merger, holders of 4,000,000 shares of HBI common stock sold approximately 3,900,000 of such shares for $0.02 per share to certain of the Company's stockholders who also served as advisors to the Company. The Company will record a compensation charge to operations of approximately $23,322,000 in connection with this transaction during August 1999.

[2]      EQUITY FINANCING:

         On August 9 and 17, 1999, the Company sold an aggregate of 6,322,333 shares of common stock at a price of $6.00 per share, for net proceeds of $35,700,000 in a private placement. Additionally, options to acquire 632,230 shares of common stock at $6.00 per share were issued to a placement agent in connection with this private placement.